EXHIBIT 10.8


                          CERTIFICATE OF DESIGNATION OF
                       CLASS A CONVERTIBLE PREFERRED STOCK

                                       OF

                                THREE FORKS, INC.
                             A COLORADO CORPORATION

It is hereby certified that:

         1. The name of the Company (hereinafter called the "Company") is Three Forks, Inc., a Colorado corporation.

         2. The Certificate of Incorporation of the Company authorizes the issuance of up to 25,000,000 shares of Preferred Stock, no par value per share (herein, "Preferred Stock" or "Preferred Shares"), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of the Preferred Shares in One (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

         3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Class A issue of Preferred Stock:

         RESOLVED, that Five Hundred Thousand (500,000) of the Twenty Five Million (25,000,000) authorized shares of Preferred Stock of the Company shall be designated Class A Preferred Convertible Stock, no par value per share, and shall possess the rights and preferences set forth below:

         Section 1. DESIGNATION AND AMOUNT. The shares of the series of Preferred Stock hereby and herein created shall have no par value per share and shall be designated as Class A Preferred Convertible Stock (the "Class A Preferred Convertible Stock") and the number of shares constituting the Class A Preferred Convertible Stock shall be Five Hundred Thousand (500,000). The Class A Preferred Convertible Stock shall have a deemed purchase price and value of four dollars and fifty cents United States Dollars ($4.50) per share.

         Section 2. RANK.  The Class A Preferred  Convertible  Stock shall rank:
(i) senior to any other class or series of outstanding Preferred Shares or series of capital stock of the Company, except Series A Preferred; (ii) prior to all of the Company's Common Stock, ("Common Stock"); and (iii) prior to any other class or series of capital stock of the Company hereafter created "Junior Securities"); and in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

                                  EXHIBIT 10.8


         Section 3. DIVIDENDS. The Class A Preferred Convertible Stock shall bear interest at the rate of five percent (5%) per annum payable quarterly.

         Section 4. SECURED LIQUIDATION / MERGER PREFERENCE.

                  (a) So long as a majority shares of Series A Preferred are outstanding, the Company will not, without the written consent of the holders of at least 51% of the Company's outstanding Series A Preferred, either directly or by amendment, merger, consolidation, or otherwise:

                           (i) liquidate, dissolve or wind-up the affairs of the
Company, or effect any Liquidation Event; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Series A Preferred (iii) create or authorize the creation of, or issue any other security convertible into or exercisable for, any equity security, having rights, preferences or privileges senior to the Series A Preferred.

                  (b) In the event of any liquidation, merger, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Class A Preferred Convertible Stock (each a "Holder" and collectively the "Holders") shall be entitled to receive, prior in preference to any distribution to Junior Securities, an amount per share equal to $4.50 plus any allocable and due dividends per share, which liquidation Preference shall be secured by all appropriate UCC filings, a Security Agreement and a Mortgage upon all of the assets, lands or production of Company. If upon the occurrence of such event, the assets and funds available to be distributed among the Holders of the Class A Preferred Convertible Stock shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Class A Preferred Convertible Stock, respectively, then the assets securing this Liquidation Preference of the Company legally available for distribution shall be distributed among the Holders of the Class A Preferred Convertible Stock, pro rata, based on the respective liquidation amounts to which such series of stock is entitled by the Company's Certificate of Incorporation and any Certificate(s) of Designation relating thereto.

                  (c) Upon the completion of the distribution required by subsection 4(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted Certificate(s) of Designation.

         Section 5. CONVERSION OF PREFERRED SHARES TO COMMON. The record Holders of the Class A Preferred Convertible Stock shall be subject to conversion as follows:

                  (a) OPTION TO CONVERT. On and after one year from date hereof, each record Holder of Class A Preferred Convertible Stock shall be entitled (at the times and in the amounts set forth below), at the office of the Company or any transfer agent for the Class A Preferred Convertible Stock designated by the Company to the Holders in writing (the "Transfer Agent"), to convert shares of Class A Preferred Convertible Stock in whole or in part into Common Stock (in multiples of Ten (1) share of Class A Preferred Convertible Stock) as follows:

                                  EXHIBIT 10.8


         The Holders of the Class A Preferred Convertible Stock shall, individually and collectively, have the right to convert all or part of their Class A Preferred Convertible Stock, by electing, in writing, to convert the Preferred Stock into shares of Common Stock of the Company, on the basis of a ratio of one to one, subject to adjustment set forth in (g) hereafter upon tender of the Notice of Conversion.

                  (b) MECHANICS OF CONVERSION. In order to convert Class A Preferred Convertible Stock into shares of Common Stock under the Option, specified in 5(a) the Holder shall (i) fax or deliver via electronic mail on the date of conversion (the "Conversion Date"), a copy of a fully executed notice of conversion, substantially in the form shown on Exhibit B hereto ("Notice of Conversion") to the Company at the office of the Company or the Transfer Agent stating that the Holder elects to convert Class A Preferred Convertible Stock into Common Stock, which Notice of Conversion shall specify the date of conversion, the number of shares of Class A Preferred Convertible Stock to be converted to shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) once converted in full (but not otherwise unless specifically requested by the Company from time to time), surrender to a common courier for delivery to the office of the Company or the Transfer Agent, the original certificate(s) representing the Class A Preferred Convertible Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; unless the Holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). Upon receipt by the Company of a facsimile copy of a Notice of Conversion, Company shall immediately send, via facsimile or email, a confirmation of receipt of the Notice of Conversion to Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion.

                  (c) AUTOMATIC CONVERSION OF PREFERRED TO COMMON STOCK. (i) In the event that the daily closing price on the common stock as quoted on the Company listed Exchange , exceeds $6.00 per share for 45 consecutive trading days, then, in such event, all of the issued and outstanding shares of Class A Preferred Convertible Stock shall immediately thereupon, WITHOUT holder election or option, be automatically converted to number of common shares of the Company on a basis computed as follows Six dollar price less a discount of 15 percent equals $5.10 conversion price. ( Example. 10,000 preferred shares cost $45,000. Converted at $5.10 equals 8,823 common shares. Value 8,823 shares x market price $6.00 equal $52,941) No Dividends or interest thereafter shall accrue, however, previously accrued Dividends or Interest on the Class A Preferred Convertible Stock shall thereafter be paid at the next quarterly due date. Class A Preferred Convertible Stock certificates shall be thereupon deemed cancelled and in substitution therefore, the Transfer Agent shall issue and transmit, upon surrender of the Class A Preferred certificate, the common shares to which the holder is entitled under this Automatic Conversion.

                  (d) (i) Mandatory Conversion: Each share of Series A Preferred shall automatically be converted into Common Stock at the then rate set forth in
Section 5(a) above in the event of the closing of a public offering with a price of at least $6.00 per share, (subject to adjustments for stock dividends,

                                  EXHIBIT 10.8


splits, combinations and similar events) and gross proceeds to the Company of not less than $25,000,000 (a "QPO" or qualified public offering), or upon the written consent of the holders of 51% of the Series A Preferred. Majority of holders may exercise a one-time right to delay mandatory conversion for a period up to 12 months, however, the conversion rate shall remain as set forth in
Section 5(a) above.

                    (ii) Lock-Up: Holders of Preferred Stock shall agree in connection with the QPO, if requested by the managing underwriter, not to sell or transfer any shares of Common Stock of the Company for which Preferred is converted for a period of up to 180 days following the QPO provided all directors and officers of the Company and affiliate stockholders agree to the same lock-up term and provisions.

                  (e) ADMINISTRATION.

                    (i) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Class A Preferred Convertible Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests the Company to convert such Class A Preferred Convertible Stock into Common Stock.

                    (ii) DELIVERY OF COMMON STOCK UPON CONVERSION. The Transfer Agent or the Company (as applicable) shall, no later than the close of business on the third (3rd) business day (the "Deadline") after receipt by the Company or the Transfer Agent of a facsimile copy of a Notice of Conversion or upon Automatic Conversion and receipt by Company or the Transfer Agent from the Holder of all necessary documentation duly executed and in proper form required for conversion as stated in this Section 5, issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two
(2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. In lieu of delivering physical certificates representing Common Stock to be received by a Holder upon conversion of Class A Preferred Convertible Stock, the Company may, if the said Common Stock is not restricted from transfer and does not contain a restrictive legend, utilize the Depository Trust Company ("DTC") Fast Automated Securities Transfer program and/or the DWAC system to electronically credit the account of the Holder's prime broker with DTC for the number of shares of Common Stock to be received upon such conversion.

         In any event, delivery to each Holder of Common Stock upon a properly submitted conversion of Class A Preferred Convertible Stock shall be made within three (3) business days after the Conversion Date. Without limiting a Holder's other rights at law or in equity, should delivery be later than three (3) business days after the Conversion Date, the Holder shall have the right to either (1) rescind the conversion by facsimile notice to the Company; (2) by

                                  EXHIBIT 10.8


giving a new Notice of Conversion, adjust the conversion price and the amount of dividends accrued and unpaid, in which case the Company shall process the conversion as if the latter notice were the original notice; or (3) accept the late delivery. The Holders shall also be entitled to the equitable remedy of specific performance to enforce the delivery requirements upon conversion of Class A Preferred Convertible Stock.

                    (iii) NO FRACTIONAL SHARES. If any conversion of the Class A Preferred Convertible Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be rounded to the nearest whole share.

                    (iv) DATE OF CONVERSION. The date on which conversion occurs (the "Conversion Date") shall be deemed to be the date set forth in such Notice of Conversion, provided that the advance copy of the Notice of Conversion is faxed to the Company before 11:59 p.m., MDT, on the Conversion Date or in the event of an Automatic Conversion upon its effectiveness. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Conversion.

                  (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available or make provision to increase, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class A Preferred Convertible Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Class A Preferred Convertible Stock into Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A Preferred Convertible Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (g) ADJUSTMENT TO CONVERSION RATE.

                    (i) The conversion price will be subject to adjustments for stock dividends, splits, combinations and similar events and to a Performance Adjustment as specified below.

                    (ii) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, prior to the conversion of all Class A Preferred Convertible Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets, then the Holders of Class A Preferred Convertible Stock shall thereafter have the right to receive upon conversion of Class A Preferred Convertible Stock, upon the

                                  EXHIBIT 10.8


basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets ("New Assets") which the Holder would have been entitled to receive in such transaction had the Class A Preferred Convertible Stock been convertible into New Assets from the date hereof, at the market price of such New Assets on the date of conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class A Preferred Convertible Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the conversion price and of the number of shares of Common Stock issuable or New Assets deliverable upon conversion of the Class A Preferred Convertible Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

                  (iii) NO  FRACTIONAL  SHARES.  If any  adjustment  under  this
Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be rounded to the nearest whole share.

         Section 6. REDEMPTION BY COMPANY. The Company may, at its sole discretion redeem all or any portion of the Class A Preferred Convertible Stock by paying in cash by wire transfer the stated value of $4.50 with a premium of 15 % or $5.18 per share, plus all accrued and unpaid dividends and interest on the Class A Preferred Convertible Stock to be redeemed, to the Holder pursuant to the Holder's written instructions. The Holders may convert Class A Preferred Convertible Stock into Common Stock of the Company until such cash has been transmitted to the Holder, at which time conversion rights shall cease and the Holder shall surrender all redeemed Class A Preferred Certificates to the Company for cancellation.

         Section 7. VOTING RIGHTS. The record Holders of the Class A Preferred Convertible Stock shall have the right to vote on any matter with holders of Common Stock and may vote as required on any action, which Colorado law provides may or must be approved by vote or consent of the holders of the specific series of voting preferred shares and the holders of common shares, as if the Class A Preferred shares had all been converted to common on the ratio set forth n
Section 5(a) hereof.

         The record holders of the Class A Preferred Convertible Stock shall be entitled to the same notice of any regular or special meeting of the shareholders of the Company as may or shall be given to holders of any other series of preferred shares and the holders of common shares entitled to vote at such meetings.

         Section 8. PROTECTIVE PROVISION. So long as shares of Class A Preferred Convertible Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Class A Preferred Convertible Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

                                  EXHIBIT 10.8


                  (a) alter or change the rights, preferences or privileges of the Class A Preferred Convertible Stock so as to affect adversely the Class A Preferred Convertible Stock.

                  (b) create any new class or series of stock having a preference over the Class A Preferred Convertible Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of shares of Class A Preferred Convertible Stock.

         In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Class A Preferred Convertible Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Class A Preferred Convertible Stock, pursuant to subsection (a) above, so as to affect the Class A Preferred Convertible Stock, then the Company will deliver notice of such approved change to the Holders of the Class A Preferred
Convertible Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) business days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Class A Preferred Convertible Stock.

         Section 9. STATUS OF CONVERTED STOCK. In the event any shares of Class A Preferred Convertible Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled, and shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Class A Preferred Convertible Stock.

         Section 10. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing additional series of Preferred Stock with dividend and/or liquidation preferences JUNIOR to the dividend and liquidation preferences of the Class A Preferred Convertible Stock.

Dated as of June 17, 2013
                                        THREE FORKS, INC.


                               By:________________________________
                                  DONALD WALFORD, CEO